UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2020

Farmers and Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55756	81-3605835
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

4510 Lower Beckleysville Road, Suite H, Hampstead, MD	21074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 374-1510

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 28, 2020, Farmers and Merchants Bancshares, Inc. (the “Company”), and Carroll Bancorp, Inc. (“Carroll”) entered into an Agreement and Plan of Merger pursuant to which Carroll was merged with and into the Company, with the Company as the surviving corporation (the “Roll-Up Merger Agreement”), as more particularly described in Item 2.01 of this report. A copy of the Roll-Up Merger Agreement is filed herewith as Exhibit 2.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 1, 2020, the Company consummated its previously-announced acquisition of Carroll pursuant to the terms of an Agreement and Plan of Merger, dated as of March 6, 2020, among the Company, Anthem Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), and Carroll (the “Parent Merger Agreement”) and the Roll-Up Merger Agreement. Pursuant to the Parent Merger Agreement, Merger Sub was merged with an into Carroll, with Carroll as the surviving corporation and wholly-owned subsidiary of the Company (the “Parent Merger”). Immediately following the Parent Merger and pursuant to the Roll-Up Merger Agreement, Carroll was merged with and into the Company, with the Company as the surviving corporation. Thereafter, Carroll Community Bank, a Maryland commercial bank and wholly-owned subsidiary of Carroll, was merged with and into Farmers and Merchants Bank of Fowblesburg, Maryland, a Maryland commercial bank and wholly-owned subsidiary of the Company, with F&M Bank as the surviving Maryland commercial bank. A copy of the Company’s press release announcing the consummation of the acquisition is filed herewith as Exhibit 99.1.

Pursuant to the Parent Merger, the Company acquired all of the outstanding shares of Carroll common stock for cash in the amount of $25.0 million (the “Merger Consideration”). At the effective time of the Merger, each outstanding share of Carroll common stock was converted into the right to receive cash in an amount of $21.63. Carroll stockholders will receive instructions from American Stock Transfer & Trust Company, acting as exchange agent, regarding the surrender of their shares of Carroll common stock for their respective portions of the Merger Consideration. Carroll stockholders should not surrender their shares to the Company or Carroll.

The foregoing discussion does not purport to be a complete discussion of the terms of the Parent Merger Agreement or the Roll-Up Merger Agreement and is qualified in its entirety by reference to the Parent Merger Agreement and the Roll-Up Merger Agreement. The Parent Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2020. Item 1.01 of that report summarized the material terms of the Parent Merger Agreement, which summary is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 28, 2020, between Farmers and Merchants Bancshares, Inc. and Carroll Bancorp, Inc. (filed herewith)
2.2

Agreement and Plan of Merger, dated as of March 6, 2020, among Farmers and Merchants Bancshares, Inc., Anthem Acquisition Corp., and Carroll Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report of Farmers and Merchants Bancshares, Inc. on Form 8-K filed on March 11, 2020)

99.1	Press release dated October 1, 2020 (filed herewith)
99.2	Financial statements of Carroll Bancorp, Inc.*
99.3	Pro forma financial information*

* To be filed by amendment within 71 calendar days after the date on which this report was required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS AND MERCHANTS BANCSHARES, INC.

Dated: October 1, 2020	By:	/s/ James R. Bosley, Jr.
James R. Bosley, Jr.
President